Exhibit 23.1

                       [PricewaterhouseCoopers Letterhead]


CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2000 relating to the financial statements and financial statement schedule of Express Scripts, Inc., which appears in Express Scripts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
August 9, 2000